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                                                                   EXHIBIT 10.19


                                SECOND AMENDMENT
                                     TO THE
                   CAREMARK RX, INC. 1992 STOCK INCENTIVE PLAN
                        (FORMERLY THE AMENDED & RESTATED
                 MEDPARTNERS, INC. INCENTIVE COMPENSATION PLAN)

         This Second Amendment to the Caremark Rx, Inc. 1992 Stock Incentive Plan (formerly the Amended & Restated Medpartners, Inc. Incentive Compensation
Plan) (the "Plan") to be effective as of January 12, 2001.

                                   WITNESSETH:

         WHEREAS, Caremark Rx, Inc. (the "Company") currently sponsors and maintains the Caremark Rx, Inc. 1992 Stock Incentive Plan (formerly the Amended & Restated Medpartners, Inc. Incentive Compensation Plan) (the "Plan"); and

         WHEREAS, Section 7.9 of the Plan grants the Compensation Committee of the Board the power at any time to amend the Plan, and the Compensation Committee now wishes to amend the Plan to modify the vesting provisions for options granted under the Plan on and after January 12, 2001;

         RESOLVED, the Plan is hereby amended as indicated below:

                                       1.

         Section 5.4 of the Plan is amended effective as of January 12, 2001, to read as follows:

                  5.4      Vesting of Stock Options.

                  Except as provided by the Committee in the applicable Award Agreement, Stock Options shall vest and become exercisable as follows:

                           (a) 34% of the Stock Options granted shall vest on the Stock Option grant date;

                           (b) 33% of the Stock Options granted shall vest on each of the first anniversary and second anniversary of the Stock Option grant date; provided, however, that for Stock Options granted prior to January 12, 2001, if during the first year after the Stock Option grant date, the stock price of the Common Stock closes at or above $12.00 (or such other price as determined by the Committee and set forth in the applicable Award Agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Stock Options due to vest on the first anniversary of the Stock Option



                             Second Amendment to the
                   Caremark Rx, Inc. 1992 Stock Incentive Plan
                                     Page 1

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                  grant date shall vest immediately at the end of such 20th day, and provided, however, that for Stock Options granted prior to January 12, 2001, if during the second year after the Stock Option grant date, the stock price of the Common Stock closes at or above $18.00 (or such other price as determined by the Committee and set forth in the applicable Award Agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Stock Options due to vest on the second anniversary of the Stock Option grant date shall vest immediately at the end of such 20th day.

                                       2.

         The name of the Plan is changed effective as of January 12, 2001 from the Amended & Restated Medpartners, Inc. Incentive Compensation Plan to the Caremark Rx, Inc. 1992 Stock Incentive Plan. All references in any Company documents to the Amended & Restated Medpartners, Inc. Incentive Compensation Plan shall, after January 12, 2001, be a reference to the Caremark Rx, Inc. 1992 Stock Incentive Plan.

                                       3.

         All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

                       Approved by the Board of Directors
                       by resolutions on January 12, 2001.



                             Second Amendment to the
                   Caremark Rx, Inc. 1992 Stock Incentive Plan
                                     Page 2